================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                   FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 3, 2000

                             The Enstar Group, Inc.
             (Exact Name of Registrant as Specified in its Charter)


                  GEORGIA                                     0-07477                                 63-0590560
(State or other jurisdiction of incorporation)        (Commission File Number)          (IRS Employer Identification Number)


                               401 MADISON AVENUE
                            MONTGOMERY, ALABAMA 36104
          (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code:  (334) 834-5483


                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)

================================================================================

Item 2.  Acquisition or Disposition of Assets.

      On July 3, 2000, The Enstar Group, Inc. ("Enstar"), through B.H. Acquisition Limited ("B.H. Acquisition") a joint venture, acquired two reinsurance companies of Petrofina S.A., a subsidiary of TotalFina Elf S.A. The reinsurance companies, Brittany Insurance Company Ltd., incorporated under the laws of Bermuda ("Brittany"), and Compagnie Europeenne d'Assurances Industrielles S.A., a Belgium corporation ("CEAI"), were purchased by B.H. Acquisition for $28.5 million. In exchange for a capital contribution of approximately $9.6 million, including approximately $200,000 for the paying of expenses and working capital, Enstar received 50% of the voting stock and a 33% economic interest in B.H. Acquisition. Enstar's capital contribution to B.H. Acquisition was derived from cash on hand. The total consideration paid to Petrofina S.A. and the amount of Enstar's capital contribution to B.H. Acquisition were determined through arm's length negotiations among representatives of the parties. Neither Enstar, nor any of its affiliates had, nor to the knowledge of Enstar did any director or officer or any associate have, any material relationship with Petrofina S.A., TotalFina Elf S.A., or the participants in the joint venture.

      On July 5, 2000, Enstar issued a press release (the "Press Release") announcing the completion of the acquisition of the two reinsurance companies. The Press Release is filed herewith as Exhibit 99.1 and is incorporated herein by reference thereto.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)      Financial Statements of Businesses Acquired.

                  1. Audited Financial Statements of Brittany as of and for the years ended December 31, 1999 and 1998, attached as Appendix A hereto.

                  2. Audited Financial Statements of Brittany as of and for the six month period ended June 30, 2000, attached as Appendix B hereto.

                  3. Audited Financial Statements of CEAI as of and for the years ended December 31, 1999 and 1998, attached as Appendix C hereto.

                  4. Audited Financial Statements of CEAI as of and for the six month period ended June 30, 2000, attached as Appendix D hereto.

         (b)      Pro Forma Financial Information.

                  Unaudited Pro Forma Consolidated Balance Sheet of Enstar and Subsidiary as of June 30, 2000 and Unaudited Pro Forma Consolidated Statements of Income for the year ended December 31, 1999 and for the six months ended June 30, 2000, attached as Appendix E hereto.

         (c)      Exhibits

                  2.1 Shareholders Agreement, dated as of July 3, 2000, among B.H. Acquisition, Enstar and other parties thereto.*

                  2.2 Investment Agreement, dated as of July 3, 2000, among B.H. Acquisition, Enstar and other parties thereto.*

                  2.3 Share Sale and Purchase Agreement, dated as of March 31, 2000, between PetroFina S.A. and B.H. Acquisition.*

                  2.4 Share Sale and Purchase Agreement, dated as of March 31, 2000, between PetroFina S.A., Brittany Holdings Limited and B.H. Acquisition.*

                 99.1      Text of Press Release of Enstar, dated July 5, 2000.*

------------------
                       *   Previously filed.

                                   Signatures


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:    September 18, 2000


                        THE ENSTAR GROUP, INC.


                        By:  /s/ CHERYL D. DAVIS
                           -------------------------------------
                           Cheryl D. Davis
                           Chief Financial Officer, Vice President of Corporate Taxes and Secretary

                                                                APPENDIX A



                        BRITTANY INSURANCE COMPANY LTD.


                        FINANCIAL STATEMENTS
                        (With Auditors' Report Thereon)


                        Years Ended December 31, 1999 and 1998

AUDITORS' REPORT TO THE SHAREHOLDER

We have audited the balance sheets of Brittany Insurance Company Ltd. as at December 31, 1999 and 1998 and the statements of income and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as at December 31, 1999 and 1998 and the results of its operations and its cash flows for the years then ended in conformity with United States generally accepted accounting principles.


/s/ KPMG

Chartered Accountants
Hamilton, Bermuda
February 11, 2000

BRITTANY INSURANCE COMPANY LTD.


Balance Sheets

December 31, 1999 and 1998
(Expressed in United States Dollars)

--------------------------------------------------------------------------------

                                                            1999              1998
                                                         -----------      ------------
ASSETS
Cash at banks - current accounts                         $   296,306      $     82,455
Deposits with related party                                   89,890       125,330,764
Accrued interest receivable                                1,281,907         3,767,732
Marketable securities                                     52,929,057       201,198,465
Unquoted investment                                               --        12,300,000
Insurance balances receivable (Net of provision for
doubtful reinsurance $4,650,000, 1998 - $8,475,000)        2,907,089        35,468,972
Advances to intermediaries and reinsureds                  5,045,366         3,193,484
Funds withheld by ceding companies                           358,945         4,002,674
Prepaid reinsurance premium                                       --            84,326
Outstanding losses recoverable from reinsurers            15,022,651        31,036,328
Other receivables                                                 --            83,049
                                                         -----------      ------------
    Total assets                                         $77,931,211      $416,548,249
                                                         ===========      ============

LIABILITIES
Outstanding losses and loss expenses                     $50,981,665      $139,834,142
Insurance balances payable                                 6,174,381         4,783,612
Unearned premiums                                              3,912           697,427
Dividend payable                                                  --       120,000,000
Accounts payable and accrued expenses                      1,456,976           223,994
                                                         -----------      ------------
    Total liabilities                                     58,616,934       265,539,175
                                                         -----------      ------------

SHAREHOLDER'S EQUITY
Share capital
    Authorised, issued and fully paid
    120,000 shares of $1 each                                120,000       150,000,000
Additional paid-in capital                                15,000,000                --
Retained earnings                                          4,194,277         1,009,074
                                                         -----------      ------------

    Total shareholder's equity                            19,314,277       151,009,074

Contingent liabilities
                                                         -----------      ------------

    Total liabilities and shareholder's equity           $77,931,211      $416,548,249
                                                         ===========      ============


See accompanying notes to financial statements

BRITTANY INSURANCE COMPANY LTD.

Statements of Income and Retained Earnings

Years Ended December 31, 1999 and 1998
(Expressed in United States Dollars)

--------------------------------------------------------------------------------

                                                             1999             1998
                                                         -------------    -------------
Premiums written and assumed                             $  35,348,492    $  42,628,103
Change in unearned premiums written and assumed                693,515          178,043
                                                         -------------    -------------

Earned premiums written and assumed                         36,042,007       42,806,146

Premiums ceded                                             (23,702,995)     (18,839,748)
Change in unearned premiums ceded                               84,326           27,187
                                                         -------------    -------------
Net earned premiums                                         12,423,338       23,993,585

Commissions earned on premiums ceded                         1,555,345        1,604,399
Commission and acquisition expenses                         (1,667,509)      (3,262,046)
Losses and loss expenses incurred                           18,020,825       62,281,291
                                                         -------------    -------------

Net underwriting profit                                     30,331,999       84,617,229

General and administrative expenses                         (2,171,335)        (785,461)

Net financial (loss) income                                 (3,981,461)      36,622,918
                                                         -------------    -------------

Net income                                                  24,179,203      120,454,686

Retained earnings at beginning of year                       1,009,074          554,388

Dividends                                                  (20,994,000)    (120,000,000)
                                                         -------------    -------------

Retained earnings at end of year                         $   4,194,277    $   1,009,074
                                                         =============    =============

See accompanying notes to financial statements

BRITTANY INSURANCE COMPANY LTD.

Statements of Cash Flows

Years Ended December 31, 1999 and 1998
(Expressed in United States Dollars)

--------------------------------------------------------------------------------

                                                                      1999                1998
                                                                  -------------       -------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                        $  24,179,203       $ 120,454,686
Adjustments to reconcile net income to net cash
provided by operating activities:
    Unrealised loss (gain) on marketable securities                  11,777,771          (9,043,562)
    Unrealised gain on unquoted investment                                   --         (10,157,281)
    Profit on sale of unquoted investment                               (75,328)                 --
    Depreciation                                                         52,990              44,225
    Amortisation of marketable securities                               (58,597)            (97,039)
    Proceeds from sale and maturity of marketable securities        254,093,338         175,884,889
    Purchase of marketable securities                              (121,778,815)       (185,928,967)
    Loss (gain) on sale of marketable securities                      4,235,711          (2,591,638)
    Proceeds from sale of unquoted investment                        12,375,328                  --
    Insurance balances receivable                                    32,561,883         (25,489,659)
    Advances to intermediaries and reinsureds                        (1,851,882)         (3,193,484)
    Insurance balances payable                                        1,390,769              22,654
    Funds withheld by ceding companies                                3,643,729           1,834,064
    Funds withheld from reinsurers                                           --         (43,845,430)
    Outstanding losses and loss expenses                            (88,852,477)        (26,490,047)
    Outstanding losses recoverable from reinsurers                   16,013,677          34,614,186
    Unearned premiums                                                  (693,515)           (178,043)
    Prepaid reinsurance premium                                          84,326             (27,187)
    Other                                                             3,748,866             288,993
                                                                  -------------       -------------

    Cash provided by operating activities                           150,846,977          26,101,360
                                                                  -------------       -------------

CASH FLOWS FROM FINANCING ACTIVITIES
Reduction of share capital                                         (149,880,000)                 --
Additional paid-in capital                                           15,000,000                  --
Dividends paid                                                     (140,994,000)        (50,000,000)
                                                                  -------------       -------------

    Cash used by financing activities                              (275,874,000)        (50,000,000)
                                                                  -------------       -------------

Decrease in cash and cash equivalents                              (125,027,023)        (23,898,640)
                                                                  -------------       -------------

Cash and cash equivalents at beginning of year                      125,413,219         149,311,859
                                                                  -------------       -------------

Cash and cash equivalents at end of year                          $     386,196       $ 125,413,219
                                                                  =============       =============

REPRESENTED BY:
Cash at banks - current accounts                                  $     296,306       $      82,455
Deposits with related party                                              89,890         125,330,764
                                                                  -------------       -------------

                                                                  $     386,196       $ 125,413,219
                                                                  =============       =============

See accompanying notes to financial statements

BRITTANY INSURANCE COMPANY LTD.

Notes to Financial Statements

December 31, 1999 and 1998
(Expressed in United States Dollars)

--------------------------------------------------------------------------------

1.       GENERAL

         Brittany Insurance Company Ltd. ("the Company") is incorporated under the laws of Bermuda and is a wholly owned subsidiary of Brittany Holdings Limited. The ultimate parent company is TotalFina S.A. whereas in prior years it was PetroFina S.A.

         During June 1999 PetroFina S.A. was acquired by Total S.A. with the resulting entity renamed TotalFina S.A. The Company had insured or reinsured risks of subsidiaries of PetroFina S.A. These were mainly onshore and offshore oil and gas property risks with some related liability coverages. In the ordinary course of business, the Company ceded premiums to other reinsurance companies under excess of loss and aggregate protections which limited its primary exposure on any one occurrence and over the whole account. These arrangements during 1999 in general limited the net loss to the Company for physical damage, business interruption and third party liabilities combined to a maximum of approximately $25 million for any one occurrence. In certain circumstances of major loss, the Company retained a share in excess reinsurance layers and also may have incurred liability for additional premium adjustments in the future. There were no circumstances reported in 1999 to which this applied.

         Effective June 11, 1999 the unexpired risk relating to the 1999 group business was fully reinsured to an existing insurance subsidiary of Total S.A., Omnium Insurance and Reinsurance Company Limited (OIRC). The Company's unexpired 1999 reinsurance programme was then cancelled. Effective October 1, 1999 the Company assigned all of its rights and obligations arising from the PetroFina S.A. business written prior to October 1, 1999 together with the relevant reinsurances covering this business to OIRC. The run off of a third party book of general reinsurance business from the international markets remains within the Company. This business includes excess liability risks such as environmental and health hazard exposures.

         As the Company is no longer involved in the group insurance programme there was a review of the necessary capital required. Previously the Company had maintained a large capital base to cover the risk exposure the Company retained on group business, with this requirement now relieved the Registrar of Companies approved the reduction of the issued capital to the minimum of $120,000.

         The Company holds a Class 3 license under the Insurance Act 1978, as amended, of Bermuda. The Company is required by its license to maintain a minimum statutory capital and surplus which is the greater of an amount based on net premiums written and assumed or an amount based on the reserves for outstanding losses. At December 31, 1999 the minimum requirement is approximately $5.4 million whereas actual statutory capital and surplus is approximately $19.1 million. Actual statutory capital and surplus has been reduced by $196,000 relating to letters of credit issued by the Company's bankers as discussed in Note 7(a).

         The Company is also required to maintain a minimum liquidity ratio whereby the value of its relevant assets are not less than 75% of the amount of its relevant liabilities. Relevant assets include cash, marketable securities, accrued interest, insurance balances receivable and funds withheld by ceding companies. Certain categories of assets do not qualify as relevant assets under the statute. The relevant liabilities are all the liabilities. At December 31, 1999 the Company was required to maintain relevant assets of at least $32.7 million. At that date relevant assets were approximately $62.9 million and the minimum liquidity ratio was therefore met.

BRITTANY INSURANCE COMPANY LTD.

Notes to Financial Statements

December 31, 1999 and 1998
(Expressed in United States Dollars)

--------------------------------------------------------------------------------

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         The accompanying financial statements are prepared in accordance with accounting principles generally accepted in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the period. Actual results could differ from those estimates. The following are the significant accounting policies adopted by the Company:

     (a) Outstanding losses and loss expenses and provision for doubtful reinsurance

         Outstanding losses and loss expenses represent the amount needed to provide for the estimated ultimate expected cost of settling claims related to insured events (both reported and unreported) that have occurred on or before each balance sheet date. Amounts recoverable from reinsurers are estimated in a manner consistent with the underlying liabilities. The provision for doubtful reinsurance represents the estimated uncollectible amounts on insurance balances. The liability for outstanding losses and loss expenses, the provision for doubtful reinsurance, and outstanding losses recoverable from reinsurers do not take into consideration the time value of money.

         The liability for outstanding losses and loss expenses is periodically reviewed and evaluated in the light of emerging claim experience and changing circumstances. The resulting changes in estimates of the ultimate liabilities are recorded in the period in which they are determined.

         Advances to intermediaries and reinsureds represent payments that the Company has made to intermediaries or reinsureds in respect of losses which have yet to be advised on the regular cession statements. It is the Company's policy to book amounts as paid losses when reported on cession statements. Therefore these payments have been shown as advances with a corresponding amount shown within outstanding losses.

     (b) Premiums and acquisition costs

         Premiums assumed are recorded on the accruals basis, based on the most current information known, with any adjustments reflected in the period in which they are determined. They are included in income on a pro-rata basis over the lives of the treaties with the unearned portion deferred in the balance sheet. Reinsurance premiums are similarly pro-rated over the terms of the treaties with the unearned portion being deferred in the balance sheet as prepaid reinsurance premium.

     (c) Marketable securities and net financial income

         Management considers all the marketable securities as trading securities, therefore the investments are carried at their fair value. Realised and unrealised gains and losses on investments are included as financial income in the statement of operations for the current year. Interest income is recognised when earned.

BRITTANY INSURANCE COMPANY LTD.

Notes to Financial Statements

December 31, 1999 and 1998
(Expressed in United States Dollars)

--------------------------------------------------------------------------------

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

     (d) Unquoted investment

         The unquoted investment was carried at estimated fair value. The Company determined fair value based on the Company's share of the net assets of the underlying investment at December 31, 1998. The Company was notified on December 10, 1998 that the unquoted investment was going into voluntary liquidation and received the liquidation proceeds during 1999. The Company had recognized an unrealised gain of $10,157,281 relating to this investment in 1998.

     (e) Translation of foreign currencies

         Foreign currency assets and liabilities are translated at exchange rates in effect at the balance sheet date. Income and expenses are translated at the rates in effect at the date of the transaction. Exchange gains and losses are included in net financial income reported for the year.

     (f) Cash and cash equivalents

         For the purposes of the statement of cash flows the Company considers all short term deposits, with an original maturity of three months or less, as equivalent to cash.

     (g) Derivative financial instruments

         The Company, through its asset managers, is party to certain derivative financial instruments, specifically forward foreign exchange contracts, which are used to manage foreign currency exposures on non-U.S. dollar denominated marketable securities. The Company does not engage in derivatives for any other purpose. Derivative financial instruments are carried at fair value as a component of marketable securities in the balance sheet with unrealised gains and losses recorded in the statement of operations.

     (h) Transactions with related parties

         All transactions with related parties are carried out in the normal course of operations and are measured at the exchange amount, which is the consideration established and agreed to by the related party. Management believe that these transactions are carried out at market rates and conditions.

BRITTANY INSURANCE COMPANY LTD.

Notes to Financial Statements

December 31, 1999 and 1998
(Expressed in United States Dollars)

--------------------------------------------------------------------------------
3.       MARKETABLE SECURITIES

         The amortised cost and fair value of marketable securities held on a trading basis are summarised as follows:


                                                                            Gross          Gross
                                                                            Unrealised     Unrealised
       1999                   Maturity                  Amortised Cost      Gains          Losses            Fair Value
 ------------------           --------                  --------------     ----------     ------------       ----------
 Cash                                                      3,510,789              --              --          3,510,789

 U.S. Treasury             within one year                 1,991,367              --              --          1,991,367
                           one to five years               3,393,272             251         (30,483)         3,363,040
                           over five years                 3,875,691                         (83,191)         3,792,500

 Foreign Government        within one year                 1,057,560              --         (18,251)         1,039,309
                           one to five years               6,769,160           8,287        (565,473)         6,211,974
                           over five years                 8,874,181              --      (1,042,469)         7,831,712

 Corporate                 one to five years               1,692,099              --         (63,796)         1,628,303
                           over five years                 5,520,678              --        (430,745)         5,089,933

 Supranational             one to five years              10,896,357              --        (962,701)         9,933,656
                           over five years                 7,038,968              --        (380,964)         6,658,004

 Mortgage backed           one to five years                 968,979              --          (8,879)           960,100

 Forward Foreign
 Exchange Contracts                                                        1,350,093        (431,723)           918,370

 Total                                                    55,589,101       1,358,631      (4,018,675)        52,929,057

Notes to Financial Statements

December 31, 1999 and 1998
(Expressed in United States Dollars)

--------------------------------------------------------------------------------

3. MARKETABLE SECURITIES (continued)

                                                                           Gross           Gross
                                                                           Unrealised      Unrealised
       1998                     Maturity                 Amortised Cost    Gains           Losses             Fair Value
 ------------------             --------                 --------------    ----------      ----------         ----------
 Cash                                                       7,223,320              --              --          7,223,320

 U.S. Treasury              one to five years              31,210,250         699,331         (15,547)        31,894,034
                            over five years                49,964,339       3,580,811              --         53,545,150

 Foreign Government         one to five years              13,999,158         418,291        (145,999)        14,271,450
                            over five years                59,043,393       3,496,351         (38,450)        62,501,294

 Corporate                  one to five years               1,691,678          80,334              --          1,772,012
                            over five years                11,679,289         452,448         (67,737)        12,064,000

 Supranational              one to five years               2,485,595          84,405              --          2,570,000
                            over five years                 9,590,714         530,042         (59,721)        10,061,035

 Mortgage backed            one to five years                  78,988              --              --             78,988
                            over five years                 5,084,985         193,012              --          5,277,997

 Forward Foreign
 Exchange Contracts                                                --         577,878        (638,693)           (60,815)

 Total                                                    192,051,709      10,112,903        (966,147)       201,198,465

             Fair values have been determined on the basis described in Note 8. The amounts are shown by contractual maturity. Actual maturity may differ from contractual maturity because certain borrowers have the right to call or prepay certain obligations with or without call or prepayment penalties.

             The Company is exposed to interest rate, currency and credit risk on these marketable securities. Management attempts to mitigate these risks by the use of the investment guidelines provided to its asset managers. Details of significant terms and conditions of these guidelines are set out below.

         (a) Cash

             These amounts are mainly invested in an overnight cash fund or in short term deposits. Interest rates vary depending on the currency and amount held, rates range up to 5.75%. The portfolio managers are restricted by the Company's investment guidelines to having no more than 20% of their portfolio deposited with any one bank which must be rated P1 or Al or better by recognised rating agencies.

BRITTANY INSURANCE COMPANY LTD.

Notes to Financial Statements

December 31, 1999 and 1998
(Expressed in United States Dollars)

--------------------------------------------------------------------------------

3.           MARKETABLE SECURITIES (continued)

         (b) Fixed Income Securities

             These are international fixed income securities which are listed and regularly traded on official exchanges of any OECD member country. The maximum investment in the securities of any one institution or borrower is 15% of the portfolio and the limit on any outstanding issue is 5%, except for the sovereign paper of certain governments and certain supranational institutions where the limit is 25% and 10% respectively. All fixed income securities must have a credit rating of AA1 or AA+ or better by recognised rating agencies, except for sovereign paper which must be rated AA3 or AA- or better.

             Interest is received semi-annually on the majority of the fixed income securities. Coupon rates range from 0% to 9.00% with a weighted average of 5.9% (1998 range 0% to 13%, weighted average 5.5%).

         (c) Forward Foreign Exchange Contracts

             The Company, through its asset managers, is party to certain derivative financial instruments, specifically forward foreign exchange contracts, which are used to manage foreign currency exposures on non-U.S. dollar denominated marketable securities. Under the investment guidelines, any currency may be overhedged up to 5% (of total market value of the portfolio) above the market value of the investments denominated in the relevant currency. There is also a maximum and minimum limit placed on the total US Dollar content of the market value of the portfolio. The counterparties to these contracts must be rated P1 or Al or better by a recognised rating agency. All contracts must have an initial maturity of less than one year.

             At December 31, 1999 the US dollar equivalent of the contractual value of the Company's commitments to purchase and sell foreign currencies (principally between US dollars and Euro) were $44,969,437 and $45,914,978 respectively (1998 - $101,879,224 and
             $101,818,408).

4.           RELATED PARTY TRANSACTIONS

         (a) Transactions with related parties

             The following table summarises the Company's material related party transactions for the year:

                                                                   1999                 1998
                                                               ------------         -----------
                                                                    $                    $
             Earned premiums written and assumed                35,342,818          42,457,667
             Earned ceded premium                              (18,732,439)                 --
             Commission and acquisition expenses                  (938,376)           (965,638)
             Commissions earned on premiums ceded                  888,515                  --
             Losses and loss expenses incurred                  (3,039,472)         (3,323,110)
             Net financial income - Ultimate parent              3,598,975           6,615,879
                                  - Fellow subsidiaries             63,916             194,925

Notes to Financial Statements

December 31, 1999 and 1998
(Expressed in United States Dollars)

--------------------------------------------------------------------------------

4.           RELATED PARTY TRANSACTIONS (continued)

             Except where shown, all amounts are with fellow subsidiaries. All transactions were conducted in the normal course of operations, except as explained below. In respect of the premiums written and assumed, some of these amounts are received as reinsurance of third party insurance companies which insure the group risks.

             As stated in Note 1, during June 1999 the Company's ultimate parent, PetroFina S.A., was acquired by Total S.A. and the unexpired risk relating to the 1999 group business was reinsured to a subsidiary insurance captive of Total S.A., OIRC. This transaction involved the Company ceding premium to OIRC of $18,732,439.

             Effective October 1, 1999, the Company assigned all of its rights and obligations arising from the PetroFina S.A. business written prior to October 1, 1999 to OIRC together with the relevant reinsurances covering this business. Accordingly, as at December 31, 1999, the Company no longer records any outstanding loss reserves in the balance sheet on the PetroFina S.A. group business. Under the terms of this transaction, the Company transferred the total group reserves of $51,184,661, funds withheld of $3,324,501, receivable balances of $2,630,894 plus the bad debt associated with those receivable balances of $2,275,000 to OIRC for a payment of $47,504,266. There was no gain or loss for income statement purposes arising through this transaction.

        (b)  Amounts due (to)/from related parties

             At the end of the year, the amounts due (to)/from related parties are as follows:

                                                                         1999                  1998
                                                                      ---------            ------------
                                                                          $                      $
            Deposits with ultimate parent                                89,890             125,330,764
            Insurance balances receivable                                    --               2,568,536
            Insurance balances payable                                3,211,175                      --
            Funds withheld by ceding companies                               --               2,160,792
            Other receivables                                                --                  38,034
            Reserve for outstanding losses                                   --             (55,637,451)
            Unearned premiums                                                --                (546,151)
            Dividend payable                                                 --            (120,000,000)

            The above amounts, except for the deposits, and dividend payable, arise out of the Company's normal insurance operations described in
            Note 1 and are settled on the same basis as those with unrelated parties. The deposits with ultimate parent are made at commercial rates and have earned interest over the year in the range of 4.665% and 6.21% (1998 - range 5.02% to 5.5625%).

       (c)  Termination costs

            The parent company has approved a plan to sell the Company. Accordingly, at December 31, 1999 the Company has accrued a liability of $1,250,000 relating to the anticipated costs of sale including the termination of the employment of the Company's employees.

BRITTANY INSURANCE COMPANY LTD.

Notes to Financial Statements

December 31, 1999 and 1998
(Expressed in United States Dollars)

-------------------------------------------------------------------------------

5. OUTSTANDING LOSSES AND LOSS EXPENSES, OUTSTANDING LOSSES RECOVERABLE FROM REINSURERS AND PROVISION FOR DOUBTFUL REINSURANCE

             The liability for outstanding losses and loss expenses combines estimates for reported losses and losses incurred but not reported
             (IBNR). The estimates for reported losses are based on adjusters' reports and ceding company statements. Management have recorded an IBNR reserve based on their best estimate of ultimate loss ratios developed from loss histories, adjusted for actual development of previously established reserves and considering the recommendations of an independent actuarial study. The liability for outstanding losses and loss expenses does not take into consideration the time value of money. Outstanding losses recoverable from reinsurers are estimated in a manner consistent with the underlying liabilities.

             Reinsurance contracts do not relieve the Company from its obligations to policyholders. Failure of reinsurers to honour their obligations could result in losses to the Company; consequently, allowances are established for amounts deemed uncollectable. The Company evaluates the financial condition of its reinsurers and monitors their economic characteristics to minimise its exposure to significant losses from reinsurer insolvencies.

             Management believes, after considering the recommendations of the independent actuary, that the liability for outstanding losses and loss expenses and the provision for doubtful reinsurance are adequate to cover the ultimate net cost of losses incurred to date and any amounts that may prove uncollectable from reinsurers, but these provisions are necessarily estimates and may ultimately be settled for significantly greater or lesser amounts in the near term. Any subsequent differences arising are recorded in the period in which they are determined.

BRITTANY INSURANCE COMPANY LTD.

Notes to Financial Statements

December 31, 1999 and 1998

--------------------------------------------------------------------------------

5. OUTSTANDING LOSSES AND LOSS EXPENSES, OUTSTANDING LOSSES RECOVERABLE FROM REINSURERS AND PROVISION FOR DOUBTFUL REINSURANCE (continued)

         Activity in the liability for outstanding losses and loss expenses is summarised as follows:

                                                                          1999                1998
                                                                     ------------        -------------
             Gross balance - January 1                               $139,834,142        $ 166,324,189
             Less: reinsurance recoverable                            (31,036,328)         (65,650,514)
                                                                     ------------        -------------
             Net balance - January 1                                  108,797,814          100,673,675
                                                                     ------------        -------------
             Incurred losses related to - current year                  2,895,611            5,664,266
             Prior years                                              (20,916,436)         (22,190,557)
             Gain on Commutation                                               --          (45,755,000)
                                                                     ------------        -------------
             Total incurred                                           (18,020,825)         (62,281,291)
                                                                     ------------        -------------
             Paid losses related to - current year                     (2,895,611)            (758,365)
             Prior years                                              (51,922,364)          (9,591,205)
             Commutation proceeds                                              --           80,755,000
                                                                     ------------        -------------

             Total paid                                               (54,817,975)          70,405,430

                                                                     ------------        -------------
             Net balance - December 31                                 35,959,014          108,797,814
             Add: reinsurance recoverable                              15,022,651           31,036,328
                                                                     ------------        -------------
             Gross balance - December 31                             $ 50,981,665        $ 139,834,142
                                                                     ============        =============

             As detailed in Note 1, the group business has all been assigned to a fellow TotalFina group company and this transfer was at the carried value of the loss reserves with no income statement gain or loss arising under the transaction. The amount of group loss reserves transferred, and shown as paid losses above was $50,991,555. The reduction in prior year incurred losses for 1999 is therefore predominantly in respect of a reduction in management's estimate of ultimate losses on third party business, which followed an independent actuarial review.

BRITTANY INSURANCE COMPANY LTD.

Notes to Financial Statements

December 31, 1999 and 1998

-------------------------------------------------------------------------------

5. OUTSTANDING LOSSES AND LOSS EXPENSES, OUTSTANDING LOSSES RECOVERABLE FROM REINSURERS AND PROVISION FOR DOUBTFUL REINSURANCE (continued)

             During 1998 the Company commuted, effective December 31, 1998, a multi-year reinsurance contract which encompassed both prospective and retroactive covers. The prospective covers provided protection in respect of the Company's retentions on various group risks while the retroactive cover gave excess of loss protection on the run-off of a portfolio of third party excess liability business. Prior to commutation the retroactive cover was recorded through the balance sheet in accordance with the FASB 113 "Accounting and Reporting for Reinsurance of Short-Duration and Long-Duration Contracts". Under the terms of the commutation agreement the Company has relieved the reinsurer of all past, present and future liabilities on the various group risks and the portfolio of third party excess liability business. The consideration for this commutation was $80,755,000 and resulted in, after taking into account the reduction of reinsurance recoveries of $35,000,000, a gain on commutation of $45,755,000. The consideration was satisfied by a reduction in the funds withheld from reinsurers of $47,265,373 and a cash amount, shown in insurance balances receivable in 1998, and received in 1999, of $33,489,627.

             The reserves relating to the portfolio of third party excess liability business, previously contained in the multi-year reinsurance contract, were reassessed following the negotiation of the commutation. This reassessment took place after reviewing the recent actuarial development together with the recommendations of an independent actuary. This resulted in a decrease in those reserves of approximately $19,486,000 and accounts for the majority of the reduction in the prior year incurred losses for 1998.

             The Company is party to litigation, and has appointed legal representation, over certain claims in the ordinary course of business. These are in respect of some of the third party excess liability business and management takes into account the reports of the legal representatives in determining the level of reserves.

6.           NET FINANCIAL INCOME

             Net financial income consists of the following:

                                                                                   1999                         1998
                                                                               ------------                -------------
             Interest income                                                   $ 12,613,607                $  16,656,909
             Dividends received                                                          --                      877,454
             Realised gain on unquoted investment                                    75,328                           --
             Unrealised gain on unquoted investment                                      --                   10,157,281
             Net realised (loss)/gain on sale of marketable securities           (4,235,711)                   2,591,638
             (Loss)/gain on foreign exchange                                       (783,088)                     849,745
             Amortisation of premium/discount on cost of
                marketable securities                                                58,597                       97,039
             Interest received on funds withheld                                     67,577                      245,956
             Interest due on funds withheld                                              --                   (3,896,666)
             Change in unrealised value of marketable securities                (11,777,771)                   9,043,562
                                                                               ------------                -------------

                                                                               $ (3,981,461)               $  36,622,918
                                                                               ============                =============

BRITTANY INSURANCE COMPANY LTD.

Notes to Financial Statements

December 31, 1999 and 1998

--------------------------------------------------------------------------------

7.           CONTINGENT LIABILITIES AND FINANCIAL INSTRUMENTS WITH OFF-BALANCE
             SHEET RISK

         (a) In the normal course of reinsurance operations the Company's bankers have issued letters of credit of $13,818,137 (1998 - $31,596,190) in favour of ceding insurance companies. All letters of credit are collateralised by fixed income securities held in trust accounts or cash deposits.

             As at December 31, 1999 the Company's bankers have issued letters of credit of $196,000 in favour of insurance companies to guarantee certain obligations of OIRC.

         (b) The Company's asset managers have entered into various forward foreign exchange contracts as described in Note 3.

         (c) In July 1997 Belvedere Underwriting Agency Ltd. (BUAL) presented the Company with a claim for remuneration for run-off expenses for the period from 1986 (date of termination of the underwriting agreement) to 1997. The Company denied liability and BUAL has not advanced its claim any further. In 1998 BUAL's parent company, Belvedere Insurance Company Limited, went into liquidation. The liquidator has not taken any steps to advance BUAL's claim and management is uncertain whether or not the liquidator will pursue this matter further. If arbitration proceedings were to be brought, management, under advice of legal counsel, consider it unlikely that arbitrators would find the Company liable beyond the commissions already paid to the agency. Consequently, no amount has been accrued in the financial statements.

8.           FAIR VALUE DISCLOSURE

             The following methods and assumptions were used to estimate the fair value of each class of financial instrument:

         (a) General:

             For certain of the Company's financial instruments, including:

             (a) Cash at banks
             (b) Deposits with related party
             (c) Accrued interest receivable
             (d) Insurance balances receivable
             (e) Funds withheld by ceding companies
             (f) Other receivables
             (g) Insurance balances payable
             (h) Accounts payable and accrued expenses,

             the carrying amounts approximate fair value due to the immediate or short-term nature of these balances.

         (b) Marketable securities and unquoted investments:

             The fair value of marketable securities is estimated based on quoted market prices obtained by the custodian and asset managers from market sources. In respect of forward foreign exchange contracts the fair value is obtained by reference to forward exchange rates at the year end. The fair value of the unquoted investment was estimated according to the principles discussed in
             Note 2(d).

BRITTANY INSURANCE COMPANY LTD.

Notes to Financial Statements

December 31, 1999 and 1998

--------------------------------------------------------------------------------

9.        ADDITIONAL PAID-IN CAPITAL

          During the year, additional paid in capital of $15,000,000 was contributed by the parent company.

10.       SHARE CAPITAL

          The authorized share capital is $120,000 (1998 - $150,000,000) comprised of 120,000 (1998 - 150,000,000) common shares of $1 par value. During the year, 149,880,000 shares at par value of $1 were cancelled for total reduction of share capital of $149,880,000.

11.       TAXATION

          Under current Bermuda law, the Company is not obligated to pay any taxes in Bermuda on either income or capital gains. The Company has received an undertaking from the Minister of Finance in Bermuda pursuant to the provisions of the Exempted Undertakings Tax Protection Act, 1966 which exempts the Company from any such Bermuda taxes, at least until the year 2016.

                                                                      APPENDIX B





BRITTANY INSURANCE COMPANY LTD.


Financial Statements and
Independent Auditors' Report


June 30, 2000

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholder of Brittany Insurance Company Ltd.

         We have audited the accompanying balance sheet of Brittany Insurance Company Ltd. as of June 30, 2000, and the related statements of income and retained earnings and cash flows for the period from January 1, 2000 to June 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, such financial statements present fairly, in all material respects, the financial position of Brittany Insurance Company Ltd. as of June 30, 2000, and the results of its operations and its cash flows for the period from January 1, 2000 to June 30, 2000 in conformity with accounting principles generally accepted in the United States of America.


/s/DELOITTE & TOUCHE
Hamilton, Bermuda

September 8, 2000

                       BRITTANY INSURANCE COMPANY LIMITED
                                 BALANCE SHEET
                              as of June 30, 2000
                          (expressed in U.S. dollars)



ASSETS

Cash and cash equivalents (Note 3)................................. $ 23,378,080
Investments (Note 3)...............................................   27,687,717
Accrued interest receivable........................................      602,604
Insurance balances receivable......................................    3,762,075
Funds withheld by ceding companies.................................      349,868
Losses and loss adjustment expenses recoverable from reinsurers....   19,853,786
                                                                    ------------
                                                                    $ 75,634,130
                                                                    ============
LIABILITIES

Losses and loss adjustment expenses (Note 6)....................... $ 53,907,702
Insurance balances payable.........................................    2,180,973
Unearned premiums..................................................        3,778
Net unrealized loss on forward foreign currency contracts (Note 5).      485,676
Accounts payable...................................................       35,000
                                                                    ------------
                                                                      56,613,129
                                                                    ------------

SHAREHOLDER EQUITY

Share capital (Note 7).............................................      120,000
Additional paid-in capital.........................................   15,000,000
Retained earnings..................................................    3,901,001
                                                                    ------------
                                                                      19,021,001
                                                                    ------------
                                                                    $ 75,634,130
                                                                    ============


               See accompanying notes to the financial statements

                       BRITTANY INSURANCE COMPANY LIMITED
                   STATEMENT OF INCOME AND RETAINED EARNINGS
              for the period from January 1, 2000 to June 30, 2000
                          (expressed in U.S. dollars)



Underwriting operations
 Net premiums earned....................................  $     12,487
                                                          ------------

 Losses and loss adjustment expenses....................     8,131,509
 Reinsurance recoveries.................................    (7,164,522)
                                                          ------------

 Net losses and loss adjustment expenses................       966,987
 Commissions and brokerage..............................        77,281
 Premium taxes..........................................        20,509
                                                          ------------
                                                             1,064,777
                                                          ------------
 Net underwriting loss..................................    (1,052,290)

Net investment income (Note 4)..........................     1,446,656

General and administrative expenses.....................      (714,599)

Foreign exchange gain...................................        26,957
                                                          ------------

NET LOSS................................................      (293,276)

RETAINED EARNINGS, BEGINNING OF PERIOD..................     4,194,277
                                                          ------------

RETAINED EARNINGS, END OF PERIOD........................  $  3,901,001
                                                          ============

               See accompanying notes to the financial statements

                       BRITTANY INSURANCE COMPANY LIMITED
                            STATEMENT OF CASH FLOWS
              for the period from January 1, 2000 to June 30, 2000
                          (expressed in U.S. dollars)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss........................................................... $  (293,276)
Adjustments to reconcile net income to
 net cash provided by operating activities:
Changes in assets and liabilities:
 Investments.......................................................  25,241,340
 Accrued interest receivable.......................................     679,303
 Insurance balances receivable.....................................    (854,986)
 Funds withheld by ceding companies................................       9,077
 Losses and loss adjustment expenses recoverable from reinsurers...  (4,831,135)
 Losses and loss adjustment expenses...............................   2,926,037
 Insurance balances payable........................................   1,051,958
 Unearned premiums.................................................        (134)
 Net unrealized loss on forward foreign currency contracts.........     485,676
 Accounts payable..................................................  (1,421,976)
                                                                    -----------

  Net cash provided by operating activities,
   being net increase in cash and cash equivalents.................  22,991,884
                                                                    -----------

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD.....................     386,196
                                                                    -----------

CASH AND CASH EQUIVALENTS, END OF PERIOD........................... $23,378,080
                                                                    ===========

               See accompanying notes to the financial statements

                       BRITTANY INSURANCE COMPANY LIMITED
                       NOTES TO THE FINANCIAL STATEMENTS
                                 June 30, 2000
                          (expressed in U.S. dollars)


1.       DESCRIPTION OF BUSINESS

         Brittany Insurance Company Ltd.("the Company") is incorporated under the laws of Bermuda and is a wholly-owned subsidiary of Petrofina S.A. The Company is currently in run-off. Prior to run-off, the principal activity was the insurance and reinsurance of risks of its former parent and affiliated companies. During 1999, all related business was transferred to an affiliate company through a novation agreement.

         In 1976 the Company began writing third party business. A further expansion in non-related writings began in 1981 when the Company extended underwriting authority to an unrelated underwriting agency. The Company moved into underwriting third party business directly, rather than through agents, in 1983. The business underwritten included property, casualty and excess liability risks such as environmental and health hazard exposures. The Company ceased underwriting third party business in 1993.

         On July 3, 2000 100% of the common shares of the Company were purchased by B.H. Acquisition Ltd., a company incorporated under the laws of Bermuda.

2.       ACCOUNTING POLICIES

         Basis of preparation

         The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Cash and cash equivalents

         Cash and cash equivalents include cash, commercial paper and certain U.S. Government securities with an original maturity of three months or less. The carrying amount approximates fair value.

         Investments

         Debt securities are classified as trading securities and are carried at fair value, with unrealized holding gains and losses included in net income. Realized gains and losses on sales of securities classified as trading are recognized in net income on the specific identification basis.

                       BRITTANY INSURANCE COMPANY LIMITED
                       NOTES TO THE FINANCIAL STATEMENTS
                                 June 30, 2000
                          (expressed in U.S. dollars)

2.       ACCOUNTING POLICIES (cont'd)

         Forward foreign currency contracts

         The Company is party to forward exchange contracts with off balance sheet risk, in the normal course of its business, to manage its exposure to fluctuations in the value of its foreign currency denominated investment portfolio due to movements in exchange rates. The change in market value is recorded in income by the Company as an unrealized gain or loss. When the contract is closed or delivery taken, the Company records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed. Risks arise from the possible inability of counterparties to meet the terms of their contracts.

         Premiums

         Premiums are recognized as revenue on a pro-rata basis over the periods of the respective policies and contracts of reinsurance. The portion of premiums that will be earned in the future are deferred and reported as unearned premiums.

         Premiums which are subject to adjustments are estimated based upon available information. Any variances from the estimates are recorded in the periods in which they become known.

         Losses and loss adjustment expenses

         The liability for losses and loss adjustment expenses includes an amount determined from loss reports and individual cases and an amount, based on historical loss experience and industry statistics, for losses incurred but not reported. These estimates are continually reviewed and are necessarily subject to the impact of future changes in such factors as claim severity and frequency. While the directors and management believe that the amount is adequate, the ultimate liability may be significantly in excess of, or less than, the amounts provided and any adjustments will be reflected in the periods in which they become known.

         Reinsurance

         Reinsurance premiums ceded are accounted for on a pro-rata basis over the terms of the respective reinsurance contracts. Commissions on reinsurance ceded are deferred and amortized over the terms of the contracts of reinsurance to which they relate. Losses and loss adjustment expenses recoverable from reinsurers are estimated in a manner consistent with the reinsured policy. In the event that all or any of the reinsuring companies are unable to meet their obligations under existing reinsurance agreements, the Company will be liable for such defaulted amounts.

         Translation of foreign currencies

         At each balance sheet date, recorded balances that are denominated in a currency other than the functional currency of the company are adjusted to reflect the current exchange rate. Revenue and

                       BRITTANY INSURANCE COMPANY LIMITED
                       NOTES TO THE FINANCIAL STATEMENTS
                                 June 30, 2000
                            (expressed U.S. dollars)

2.       ACCOUNTING POLICIES (cont'd)

         expense items are translated into U.S. dollars at average rates of exchange for the years. The resulting exchange gains or losses are included in net income.

         Fair value of financial instruments

         Estimated fair value of financial instruments held by the Company approximates carrying value. The Company's investments have been valued at the date of the Balance Sheet at the last reported sales price on a recognized stock exchange.

         Accounting pronouncements

         In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," which becomes effective for the Company on January 1, 2001. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. The Company will be required to recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The accounting for a change in the fair value of a derivative in earnings or other comprehensive income will depend on the intended use of the derivative and the resulting designation. Derivatives can be designated as (a) a hedge of the exposure to changes in the fair value of a recognized asset or liability or a firm commitment, (b) a hedge of the exposure to variable cash flows of a forecasted transaction, or
         (c) a hedge of the foreign currency exposure of a net investment in foreign operations, an unrecognized firm commitment, an available-for-sale security, or a foreign currency denominated forecasted transaction. The difference between a derivative's previous carrying amount and its fair value at the date of implementation of SFAS No. 133 shall be reported as a transition adjustment. Such adjustment shall be reported in net income or other comprehensive income as the effect of a change in accounting principle and be presented in a manner similar to the cumulative effect of a change in accounting principle in accordance with APB Opinion No. 20, "Accounting Changes." The Company is currently reviewing the impact of the implementation of SFAS No. 133 on its financial statements.

3.       PLEDGED ASSETS

         Certain of the Company's cash equivalents and investments in the amount of $12,818,000 as of June 30, 2000, are pledged as collateral against letters of credit in the same amount.

                       BRITTANY INSURANCE COMPANY LIMITED
                       NOTES TO THE FINANCIAL STATEMENTS
                                 June 30, 2000
                          (expressed in U.S. dollars)

4.       NET INVESTMENT INCOME

         Major categories of net investment income are summarized as follows:

         Cash equivalents............................................................     $    15,682
         Interest from debt securities...............................................       1,361,851
         Net loss on sale of debt securities.........................................      (1,679,410)
         Investment expenses.........................................................         (92,886)
         Change in net unrealized holding gain or loss on trading securities.........       1,841,419
                                                                                          -----------
                                                                                          $ 1,446,656
                                                                                          ===========

5.       FORWARD EXCHANGE CONTRACTS

         The Company enters into foreign currency forward contracts as part of its overall investing strategy. As of June 30, 2000 the Company had foreign exchange contracts to buy several major currencies, with total notional amounts and fair values, based on year end exchange rates, as follows:

         Notional contract purchase commitments......................................     $ 11,219,506
         Fair value..................................................................     $   (485,676)

         The Company is exposed to maximum credit losses in the event of non-performance by the counterparties to its forward currency contracts in an amount approximately equal to the fair values of such contracts. However, the Company monitors the credit standing of counterparties and believes the credit risk associated with its forward currency contracts to be insignificant.

6.       LIABILITY FOR LOSSES AND LOSS ADJUSTMENT EXPENSES

         Outstanding.................................................................     $19,186,720
         Incurred but not reported...................................................      34,720,982
                                                                                          -----------
                                                                                          $53,907,702
                                                                                          ===========

         Net incurred losses of $966,987 and net paid losses of $2,872,085 relate to prior years.

7.       SHARE CAPITAL

         Authorized, issued and fully paid
         120,000 common shares of par value $1 each..................................     $   120,000
                                                                                          ===========

                       BRITTANY INSURANCE COMPANY LIMITED
                       NOTES TO THE FINANCIAL STATEMENTS
                                 June 30, 2000
                          (expressed in U.S. dollars)


8.       CONTINGENCIES

         On or about July 8, 1997, the Company was informed by correspondence that an underwriting agency company who provided underwriting agency and run off services has claimed that they are owed run-off remuneration totaling $2,321,000 for the period January 1, 1984 to December 31, 1996. The parent of the underwriting agency is currently in liquidation. The Company continues to deny any liability under this claim, and will vigorously defend this position.

9.       TAXATION

         Under current Bermuda law, the Company is not required to pay taxes in Bermuda on either income or capital gains. The Company has received an undertaking from the Bermuda government that, in the event of income or capital gains taxes being imposed, the Company will be exempted from such taxes until the year 2016.

                                                                      APPENDIX C








                               C.E.A.I.

        FINANCIAL STATEMENTS AND INDEPENDENT AUDITORS' REPORT

                      DECEMBER 31, 1999 AND 1998

                          INDEPENDENT AUDITORS' REPORT



To the Shareholder of C.E.A.I. S.A.,


We have audited the accompanying balance sheets of C.E.A.I. S.A. as of December 31, 1999 and 1998 and the related statements of income, shareholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of C.E.A.I. S.A. as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


September 14, 2000


/s/ DELOITTE & TOUCHE

Brussels, Belgium
REVISEURS D'ENTREPRISES
REPRESENTED BY



GERARD HOF
PARTNER

                            C.E.A.I. S.A. - Financial statements and independent
                                   auditors' report - December 31, 1999 and 1998


1.     BALANCE SHEETS (IN USD) AS OF DECEMBER 31, 1999 AND 1998


                                                         1999             1998
                                                         ----             ----
ASSETS

Cash and cash equivalents                           13,494,834        7,247,002
Investments                                         46,189,225       51,987,887
Due from parent company                              8,900,539       26,029,403
Accrued interest receivable                            671,650          818,567
Insurance balances receivable                        8,218,485        9,234,728
Reinsurance balances receivable                     12,093,118       21,666,400
Funds withheld by ceding companies                   1,866,789        2,482,414
Other assets                                            60,748          165,640

                                                    ----------      -----------
TOTAL ASSETS                                        91,495,388      119,632,041
                                                    ==========      ===========

LIABILITIES

Losses and loss adjustment expenses                 83,519,830      109,441,531
Unearned premiums                                      207,782          531,228
Reinsurance balances payable                            62,923          166,422
Accounts payable and accrued expenses                  671,540          464,550

                                                    ----------      -----------
TOTAL LIABILITIES                                   84,462,075      110,603,731
                                                    ----------      -----------


SHAREHOLDER'S EQUITY

Share capital                                       36,532,373       36,532,373
Additional paid-in capital                             959,220          959,220
Deficit                                            (30,458,280)     (28,463,283)

                                                    ----------      -----------
TOTAL SHAREHOLDER'S EQUITY                           7,033,313        9,028,310
                                                    ----------      -----------
                                                    91,495,388      119,632,041
                                                    ==========      ===========


              SEE ACCOMPANYING NOTES TO THE FINANCIAL STATEMENTS.

                            C.E.A.I. S.A. - Financial statements and independent
                                   auditors' report - December 31, 1999 and 1998



2.   STATEMENTS OF INCOME (IN USD) FOR THE YEARS ENDED
     DECEMBER 31, 1999 AND 1998


                                                                                1999               1998
                                                                                ----               ----
NET PREMIUMS EARNED                                                          207,720            285,535
                                                                         -----------         ----------

Losses and loss adjustment expenses                                       (8,619,961)        (2,313,592)
Reinsurance recoveries                                                    (2,993,461)        (1,682,092)
                                                                         -----------         ----------

NET LOSSES AND LOSS ADJUSTMENT EXPENSES                                  (11,613,422)        (3,995,684)

Commissions and brokerage                                                    (18,712)           (32,139)
                                                                         -----------         ----------

NET UNDERWRITING LOSS                                                    (11,424,414)        (3,742,288)


Net investment income                                                     11,759,113          7,747,761

General and administrative expenses                                         (689,332)          (581,224)
Foreign exchange gain (loss)                                              (1,640,364)           509,577
                                                                         -----------         ----------

Net income (loss)                                                         (1,994,997)         3,933,826
                                                                         ===========         ==========



               SEE ACCOMPANYING NOTES TO THE FINANCIAL STATEMENTS.

                            C.E.A.I. S.A. - Financial statements and independent
                                   auditors' report - December 31, 1999 and 1998



3. STATEMENTS OF SHAREHOLDER'S EQUITY (IN USD) FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998


                                               SHARE CAPITAL       ADDITIONAL         DEFICIT            TOTAL
                                               -------------       ----------         -------            -----
                                                                    PAID-IN-
                                                                    --------
                                                                    CAPITAL
                                                                    -------

         DECEMBER 31, 1997                         36,532,373          959,220       (32,397,109)        5,094,484
                                                   ----------          -------       -----------        ----------
         Net income                                                                    3,933,826         3,933,826
                                                                                     -----------        ----------
         DECEMBER 31, 1998                         36,532,373          959,220       (28,463,283)        9,028,310
                                                   ----------          -------       -----------        ----------

         Net loss                                                                     (1,994,997)       (1,994,997)
                                                                                     -----------        ----------
         DECEMBER 31, 1999                         36,532,373          959,220       (30,458,280)        7,033,313
                                                   ==========          =======       ===========        ==========


              SEE ACCOMPANYING NOTES TO THE FINANCIAL STATEMENTS.

                            C.E.A.I. S.A. - Financial statements and independent
                                   auditors' report - December 31, 1999 and 1998



4.   STATEMENTS OF CASH FLOWS (IN USD) FOR THE YEARS ENDED
     DECEMBER 31, 1999 AND 1998


                                                                                    1999                 1998
                                                                                    ----                 ----

     CASH FLOWS FROM OPERATING ACTIVITIES
     ------------------------------------
     Net income (loss)                                                        (1,994,997)           3,993,826
     Changes in assets and liabilities:

     Investments                                                               5,798,662            1,336,902
     Accrued interest receivable                                                 146,917              (96,487)
     Insurance balances receivable                                             1,016,243            1,785,866
     Reinsurance balances receivable                                           9,573,282            5,402,191
     Due from parent company                                                  17,128,864           (5,157,742)
     Funds withheld by ceding companies                                          615,625              332,761
     Other assets                                                                104,892            1,792,308
     Losses and loss adjustment expenses                                     (25,921,701)         (10,394,942)
     Unearned premiums                                                          (323,446)             327,057
     Reinsurance balances payable                                               (103,499)            (194,794)
     Accounts payable and accrued expenses                                       206,990             (204,495)
                                                                               ---------           -----------
     Net cash provided by operating activities, being net increase
     (decrease) in cash and cash equivalents                                   6,247,832           (1,077,549)

     CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                              7,247,002            8,324,551
                                                                               ---------            ---------

     CASH AND CASH EQUIVALENTS, END OF YEAR                                   13,494,834            7,247,002
                                                                              ==========            =========

              SEE ACCOMPANYING NOTES TO THE FINANCIAL STATEMENTS.

                            C.E.A.I. S.A. - Financial statements and independent
                                   auditors' report - December 31, 1999 and 1998



5.     NOTES TO THE FINANCIAL STATEMENTS


5.1.   DESCRIPTION OF BUSINESS


       The Company is incorporated under the laws of Belgium and was a wholly owned subsidiary of TOTALFINA, a company incorporated in Belgium, before being acquired on July 3, 2000 by B.H. Acquisition Ltd., a company incorporated under the laws of Bermuda. Its principal activities are the run off of its insurance and reinsurance risks taken throughout the world.


5.2.   SIGNIFICANT ACCOUNTING POLICIES


5.2.1. BASIS OF PREPARATION

       The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


5.2.2. CASH AND CASH EQUIVALENTS

       For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.


5.2.3. INVESTMENTS

       Debt securities are classified as trading securities and are carried at fair value, with unrealized holding gains and losses included in net income. Realized gains and losses on sales of securities classified as trading are recognized in net income on the specific identification basis.

                            C.E.A.I. S.A. - Financial statements and independent
                                   auditors' report - December 31, 1999 and 1998



5.3.   ACCOUNTING POLICIES


5.3.1. FAIR VALUE OF FINANCIAL INSTRUMENTS

       Estimated fair value of financial instruments held by the Company approximates carrying value. The estimated fair value of investments is based on quoted market prices.


5.3.2. LOSSES AND LOSS ADJUSTMENT EXPENSES

       The liability for losses and loss adjustment expenses includes an amount determined from loss reports on individual cases and an amount, based on past experience and external actuaries' opinion, for losses incurred but not reported. These estimates are continually reviewed and are necessarily subject to the impact of future changes in such factors as claim severity and frequency. While management believes that the amount is adequate, the ultimate liability may be significantly in excess of, or less than, the amounts provided, and any adjustments will be reflected in the periods in which they become known.


5.3.3. TRANSLATION OF FOREIGN CURRENCIES

       At each balance sheet date, recorded balances that are denominated in a currency other than the functional currency of the company are adjusted to reflect the current exchange rate. Revenue and expense items are translated into U.S. dollars at average rates of exchange for the years. The resulting exchange gains or losses are included in net income.


5.4.   PLEDGED ASSETS


       Time deposits and investments in debt securities in the amount of $3,940,490 and $2,500,000 as of December 31, 1999 and 1998, respectively, are pledged as collateral against letters of credit in the same amounts.

                            C.E.A.I. S.A. - Financial statements and independent
                                   auditors' report - December 31, 1999 and 1998



5.5.   NET INVESTMENT INCOME


       Major categories of net investment income are summarized as follows:

                                                            1999                 1998
                                                            ----                 ----

       Interest on cash equivalents                           213,980            321,286
       Interest on balances with the parent company           589,701          1,113,687
       Interest on investments                              2,411,042          2,962,368
       Net gain/(loss) on sale of investments               8,393,022          3,689,204
       Change in unrealized gain or
         loss on holding securities                           268,906           (228,542)
       Investment expenses                                   (117,538)          (110,242)
                                                           ----------          ---------
       Totals                                              11,759,113          7,747,761
                                                           ==========          =========


5.6.   REINSURANCE BALANCES RECEIVABLE


                                                         1999              1998
                                                         ----              ----

       Recoverable from reinsurers on:
           Outstanding losses                       11,389,618        20,993,650
           Losses incurred but not reported            703,500           672,750
                                                    ----------        ----------
                                                    12,093,118        21,666,400
                                                    ==========        ==========

       In the event that all or any of the reinsuring companies are unable to meet their obligations under existing reinsurance agreements, the Company will be liable for such defaulted amounts.

                            C.E.A.I. S.A. - Financial statements and independent
                                   auditors' report - December 31, 1999 and 1998




5.7.   SHARE CAPITAL


                                                              1999                      1998
                                                              ----                      ----
       Authorized, issued and fully paid
       150,000 common shares of par value 10,000
       Belgian Francs each                                 36,532,373                36,532,373
                                                           ==========                ==========


5.8.   LIABILITY FOR LOSSES AND LOSS ADJUSTMENT EXPENSES


                                                                1999                      1998
                                                                ----                      ----

         Outstanding                                       46,447,697                67,859,112
         Incurred but not reported                         37,072,133                41,582,419
                                                           ----------                ----------
                                                           83,519,830               109,441,531
                                                           ==========               ===========

       For the year ended December 31, 1999 and 1998, net incurred losses of $11,613,422 and $3,995,684, respectively, and net paid losses of $14,238,358 and $9,092,141, respectively, relate to prior years.

       Following Belgian regulations, costs for incurred but not reported claims also include provisions for administrative costs in running off the supported risks; those provisions amount respectively to $6,700,000 and $7,300,000 for 1999 and 1998, respectively.


5.9.   RELATED PARTY TRANSACTIONS


       There are no other related party transactions than due from the parent company, which has been presented on the balance sheet.

                            C.E.A.I. S.A. - Financial statements and independent
                                   auditors' report - December 31, 1999 and 1998



5.10.  TAXATION


       The Company effective tax rate is approximately 40%. The Company has tax loss carry-forwards of approximately $31,550,000, and $20,358,000, as of December 31, 1999 and 1998, respectively. The tax loss carry-forwards do not expire. A valuation allowance has been provided for the tax benefit of these loss carry-forwards as follows:

                                                      1999                1998
                                                      ----                ----
       Benefit of loss carry forward             12,620,000           8,140,000
       Valuation allowance                      (12,620,000)         (8,140,000)
                                                -----------          ----------
                                                          0                   0
                                                ===========          ==========



5.11.  STATUTORY REQUIREMENTS

       The Company is placed under the prudential supervision of the Belgian regulatory authorities in charge of the insurance activities (OCA, Office de Controle des Assurances); the Company has met its regulatory obligations in 1999 and 1998.

                                                                      APPENDIX D






COMPAGNIE EUROPEENNE
D'ASSURANCES INDUSTRIELLES S.A.

FINANCIAL STATEMENT AND
INDEPENDENT AUDITORS' REPORT

JUNE 30, 2000

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholder of Compagnie Europeenne d'Assurances Industrielles S.A.

We have audited the accompanying balance sheet of Compagnie Europeenne d'Assurances Industrielles S.A. as of June 30, 2000, and the related statements of income and retained earnings and cash flows for the period from January 1, 2000 to June 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Compagnie Europeenne d'Assurances Industrielles S.A. as of June 30, 2000, and the results of its operations and its cash flows for the period from January 1, 2000 to June 30, 2000 in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE
Hamilton, Bermuda
September 8, 2000

              COMPAGNIE EUROPEENNE D'ASSURANCES INDUSTRIELLES S.A.
                                 BALANCE SHEET
                              as of June 30, 2000
                          (expressed in U.S. dollars)

ASSETS
Cash and cash equivalents (Note 3)                                 $  6,469,964
Investments                                                             545,523
Due from parent company                                              57,270,577
Insurance balances receivable                                         6,612,025
Funds withheld by ceding companies                                    1,757,237
Losses and loss adjustment expenses recoverable from reinsurers      13,445,070
                                                                   ------------
TOTAL ASSETS                                                       $ 86,100,396
                                                                   ============

LIABILITIES

Losses and loss adjustment expenses (Note 5)                       $ 82,256,866
Unearned premiums                                                        66,924
Accounts payable                                                         38,485
Insurance balances payable                                              104,486
                                                                   ------------
TOTAL LIABILITIES                                                    82,466,761
                                                                   ------------
SHAREHOLDER EQUITY
Share capital (Note 6)                                               36,532,373
Additional paid-in capital                                              959,220
Deficit                                                             (33,857,958)
                                                                   ------------
TOTAL SHAREHOLDER EQUITY                                              3,633,635
                                                                   ------------
                                                                   $ 86,100,396
                                                                   ============

               See accompanying notes to the financial statements

              COMPAGNIE EUROPEENNE D'ASSURANCES INDUSTRIELLES S.A.
                        STATEMENT OF INCOME AND DEFICIT
              for the period from January 1, 2000 to June 30, 2000
                          (expressed in U.S. dollars)

Underwriting operations
 Net premiums earned                                 $     34,256
                                                     ------------
 Losses and loss adjustment expenses                    6,884,112
 Reinsurance recoveries                                (2,900,498)
                                                     ------------
 Net losses and loss adjustment expenses                3,983,614
 Commissions and brokerage                                (51,627)
                                                     ------------
                                                        3,931,987
                                                     ------------
 Net underwriting loss                                 (3,897,731)

Net investment income (Note 4)                          1,733,136

General and administrative expenses                    (1,006,579)

Foreign exchange loss                                    (228,504)
                                                     ------------
NET LOSS                                               (3,399,678)

DEFICIT, BEGINNING OF PERIOD                          (30,458,280)
                                                     ------------
DEFICIT, END OF PERIOD                               $(33,857,958)
                                                     ============

               See accompanying notes to the financial statements

              COMPAGNIE EUROPEENNE D'ASSURANCES INDUSTRIELLES S.A.
                            STATEMENT OF CASH FLOWS
              for the period from January 1, 2000 to June 30, 2000
                          (expressed in U.S. dollars)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                                $ (3,399,678)
  Changes in assets and liabilities:
  Investments                                                             45,643,702
  Accrued interest receivable                                                671,650
  Insurance balances receivable                                            1,606,460
  Funds withheld by ceding companies                                         109,552
  Losses and loss adjustment expenses recoverable from reinsurers         (1,351,952)
  Other assets                                                                60,748
  Losses and loss adjustment expenses                                     (1,262,964)
  Insurance balances payable                                                  41,563
  Unearned premiums                                                         (140,858)
  Accounts payable                                                          (633,055)
                                                                        ------------
    Net cash provided by operating activities                             41,345,168

INVESTING ACTIVITIES:
  Advances to parent company,
    being net cash used in investing activities                          (48,370,038)
                                                                        ------------
NET DECREASE IN CASH AND CASH EQUIVALENTS                                 (7,024,870)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                            13,494,834
                                                                        ------------
CASH AND CASH EQUIVALENTS, END OF PERIOD                                $  6,469,964
                                                                        ============

               See accompanying notes to the financial statements

              COMPAGNIE EUROPEENNE D'ASSURANCES INDUSTRIELLES S.A.
                       NOTES TO THE FINANCIAL STATEMENTS
                                 June 30, 2000
                          (expressed in U.S. dollars)

1.       DESCRIPTION OF BUSINESS

         Compagnie Europeenne d'Assurances Industrielles S.A. ("the Company") is incorporated under the laws of Belgium and is a wholly owned subsidiary of Petrofina S.A. The Company is currently in run-off. In 1974 the Company began writing third party business. During the period from 1974 to 1993 the Company wrote direct business of its parent and affiliated companies in Europe together with third party business around the world. In 1993 a progressive reduction of underwriting commenced and was completed by 1995, since which time the Company has been in run-off.

         On July 3, 2000, 100% of the common shares of the Company were purchased by B.H. Acquisition Ltd., a company incorporated under the laws of Bermuda.

2.       ACCOUNTING POLICIES

         Basis of preparation

         The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Cash and cash equivalents

         Cash and cash equivalents include cash, commercial paper and certain U.S. Government securities with an original maturity of three months or less. The carrying amount approximates fair value.

         Investments

         Equity securities are classified as trading securities and are carried at fair value, with unrealized holding gains and losses included in net income. Realized gains and losses on sales of securities classified as trading are recognized in net income on the specific identification basis.

              COMPAGNIE EUROPEENNE D'ASSURANCES INDUSTRIELLES S.A.
                       NOTES TO THE FINANCIAL STATEMENTS
                                 June 30, 2000
                          (expressed in U.S. dollars)

2.       ACCOUNTING POLICIES (cont'd)

         Premiums

         Premiums are recognized as revenue on a pro-rata basis over the periods of the respective policies and contracts of reinsurance. The portion of premiums that will be earned in the future are deferred and reported as unearned premiums.

         Premiums which are subject to adjustments are estimated based upon available information. Any variances from the estimates are recorded in the periods in which they become known.

         Losses and loss adjustment expenses

         The liability for losses and loss adjustment expenses includes an amount determined from loss reports and individual cases and an amount, based on historical loss experience and industry statistics, for losses incurred but not reported. These estimates are continually reviewed and are necessarily subject to the impact of future changes in such factors as claim severity and frequency. While the directors and management believe that the amount is adequate, the ultimate liability may be significantly in excess of, or less than, the amounts provided and any adjustments will be reflected in the periods in which they become known.

         Reinsurance

         Reinsurance premiums ceded are accounted for on a pro-rata basis over the terms of the respective reinsurance contracts. Commissions on reinsurance ceded are deferred and amortized over the terms of the contracts of reinsurance to which they relate. Losses and loss adjustment expenses recoverable from reinsurers are estimated in a manner consistent with the reinsured policy. In the event that all or any of the reinsuring companies are unable to meet their obligations under existing reinsurance agreements, the Company will be liable for such defaulted amounts.

         Translation of foreign currencies

         At each balance sheet date, recorded balances that are denominated in a currency other than the functional currency of the company are adjusted to reflect the current exchange rate. Revenue and expense items are translated into U.S. dollars at average rates of exchange for the years. The resulting exchange gains or losses are included in net income.

         Fair value of financial instruments

         Estimated fair value of financial instruments held by the Company approximates carrying value. The Company's investments have been valued at the date of the balance sheet at the last reported sales price on a recognized stock exchange.

              COMPAGNIE EUROPEENNE D'ASSURANCES INDUSTRIELLES S.A.
                       NOTES TO THE FINANCIAL STATEMENTS
                                 June 30, 2000
                          (expressed in U.S. dollars)


2.       ACCOUNTING POLICIES (cont'd)

         Accounting pronouncements

         In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," which becomes effective for the Company on January 1, 2001. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. The Company will be required to recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The accounting for a change in the fair value of a derivative in earnings or other comprehensive income will depend on the intended use of the derivative and the resulting designation. Derivatives can be designated as (a) a hedge of the exposure to changes in the fair value of a recognized asset or liability or a firm commitment, (b) a hedge of the exposure to variable cash flows of a forecasted transaction, or (c) a hedge of the foreign currency exposure of a net investment in foreign operations, an unrecognized firm commitment, an available-for-sale security, or a foreign currency denominated forecasted transaction. The difference between a derivative's previous carrying amount and its fair value at the date of implementation of SFAS No. 133 shall be reported as a transition adjustment. Such adjustment shall be reported in net income or other comprehensive income as the effect of a change in accounting principle and be presented in a manner similar to the cumulative effect of a change in accounting principle in accordance with APB Opinion No. 20, "Accounting Changes." The Company is currently reviewing the impact of the implementation of SFAS No. 133 on its financial statements.

3.       PLEDGED ASSETS

         Certain of the Company's cash and cash equivalents in the amount of $4,455,023 as of June 30, 2000, are pledged as collateral against letters of credit in the same amount.

4.       NET INVESTMENT INCOME

         Major categories of net investment income are summarized as follows:

         Interest on cash equivalents                                $1,245,804
         Interest on balances with parent company                       416,215
         Interest from investments                                      196,817
         Net loss on sale of investments                               (134,322)
         Investment expenses                                            (57,963)
         Change in net unrealized holding gain or loss on
           trading securities                                            66,585
                                                                     ----------
                                                                     $1,733,136
                                                                     ==========

              COMPAGNIE EUROPEENNE D'ASSURANCES INDUSTRIELLES S.A.
                       NOTES TO THE FINANCIAL STATEMENTS
                                 June 30, 2000
                          (expressed in U.S. dollars)

5.        LIABILITY FOR LOSSES AND LOSS ADJUSTMENT EXPENSES

          Outstanding                                          $39,704,558
          Incurred but not reported                             42,552,308
                                                               -----------
                                                               $82,256,866
                                                               ===========

         Net incurred losses of $3,983,614 and net paid losses of $6,680,262 relate to prior years.

6.       SHARE CAPITAL

         Authorized, issued and fully paid
          150,000 common shares of par value
           10,000 Belgian Francs each                          $36,532,373
                                                               ===========

7.       INCOME TAXES

         The Company's effective tax rate is approximately 40%. The Company has tax loss carry-forwards of approximately $33,400,000, which do not expire. A valuation allowance has been provided for the tax benefit of these loss carry-forwards as follows:

                  Benefit of loss carry-forward               $ 13,360,000
                  Valuation allowance                          (13,360,000)
                                                              ------------
                                                              $         --
                                                              ============

                                                                      APPENDIX E


                  UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma consolidated financial information should be read in conjunction with the historical consolidated financial statements and notes thereto in The Enstar Group, Inc. and Subsidiary ("Enstar") Annual Report on Form 10-K for the year ended December 31, 1999 and quarterly report on Form 10-Q for the six months ended June 30, 2000 previously filed with the Securities and Exchange Commission.

The following unaudited pro forma financial information gives effect to Enstar's 33% investment in B.H. Acquisition on July 3, 2000 in the amount of $9.6 million. Enstar accounts for this investment using the equity method of accounting. Also, the unaudited pro forma financial information gives effect to B.H. Acquisition's purchases of Brittany Insurance Company Ltd. ("Brittany") and Compagnie Europeenne d'Assurances Industrielles S.A. ("CEAI") on July 3, 2000 for $28.5 million, which are accounted for using the purchase method of accounting. Prior to B.H. Acquisition's purchases of Brittany and CEAI, it had no assets other than the capital contributed to effect the purchases.

The unaudited pro forma consolidated balance sheet of Enstar as of June 30, 2000 gives effect to Enstar's investment in B.H. Acquisition as though it had been made on that date.

The unaudited pro forma consolidated statements of income for the year ended December 31, 1999 and six months ended June 30, 2000 give effect to Enstar's investment in B.H. Acquisition and B.H. Acquisition's purchase of Brittany and CEAI as if they had occurred on January 1, 1999. Enstar's pro forma equity in earnings of B.H. Acquisition for the periods presented in the unaudited pro forma consolidated statements of income are based on the historical operations of Brittany and CEAI. The historical results of operations for CEAI have been translated from Euros into U.S. dollars using the average exchange rate for the period. In addition, the unaudited pro forma consolidated statements of income for the periods presented also include assumptions related to the amortization of the goodwill resulting from B.H. Acquisition's purchase of Brittany and CEAI.

All material adjustments required to reflect Enstar's investment in B.H. Acquisition and B.H. Acquisition's purchase of Brittany and CEAI are set forth in the "Pro forma Adjustments" column and are described in more detail in the notes to the pro forma consolidated financial statements. The pro forma adjustments are based on available information and certain assumptions that Enstar believes are reasonable.

The pro forma financial information is not necessarily indicative of the operating results and financial position that would have been reported had Enstar's investment in B.H. Acquisition and B.H. Acquisition's purchase of Brittany and CEAI occurred at the pro forma dates specified, nor is it necessarily indicative of future results.

                      THE ENSTAR GROUP, INC. AND SUBSIDIARY

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                             (DOLLARS IN THOUSANDS)

                                  JUNE 30, 2000

                                                                                       Pro forma
                                                                      Enstar          Adjustments       Pro forma
                                                                     ---------        -----------       ---------
                                     ASSETS
Cash and cash equivalents                                            $  79,972         $(9,617) (1)      $ 70,355
Certificates of deposit                                                  3,696                              3,696
Other                                                                      634                                634
Investment in B-Line LLC                                                 1,088                              1,088
Investment in B. H. Acquisition Limited                                     --           9,617  (1)         9,617
Property and equipment, net                                                 62                                 62
                                                                     ---------         -------          ---------

                    Total assets                                     $  85,452         $     0          $  85,452
                                                                     =========         =======          =========


                      LIABILITIES AND SHAREHOLDERS' EQUITY

Accounts payable and accrued liabilities                             $     424                          $     424
Deferred liabilities                                                       311                                311
Other                                                                      389                                389
                                                                     ---------         -------          ---------
                    Total liabilities                                    1,124               0              1,124
                                                                     ---------         -------          ---------

Shareholders' equity:
    Common stock ($.01 par value; 55,000,000 shares authorized,
           5,708,104 shares issued)                                         57                                 57
    Additional paid-in capital                                         183,191                            183,191
    Accumulated deficit                                                (93,110)                           (93,110)
    Treasury stock, at cost ( 442,351 shares)                           (5,810)                            (5,810)
                                                                     ---------         -------          ---------
                    Total shareholders' equity                          84,328               0             84,328
                                                                     ---------         -------          ---------

                    Total liabilities and shareholders' equity       $  85,452         $     0          $  85,452
                                                                     =========         =======          =========

                      THE ENSTAR GROUP, INC. AND SUBSIDIARY

              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
             (DOLLARS IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

                          YEAR ENDED DECEMBER 31, 1999

                                                                                 Pro forma
                                                                Enstar           Adjustments        Pro forma
                                                             -----------         -----------       -----------
Investment income                                            $     4,391                           $     4,391
Equity in earnings of unconsolidated subsidiaries                     37          $ 7,321 (2)            8,561
                                                                                      922 (3)
                                                                                     (281)(4)
Litigation income, net                                               244                                   244
General and administrative expenses                               (2,399)                               (2,399)
Interest expense                                                     (12)                                  (12)
                                                             -----------          -------          -----------

Income before income taxes                                         2,261            8,524               10,785
Income taxes                                                        (124)          (3,410) (5)          (3,534)
                                                             -----------          -------          -----------

Net income                                                   $     2,137          $ 5,114          $     7,251
                                                             ===========          =======          ===========

Weighted average shares outstanding                            5,265,724                             5,265,724
                                                             ===========                           ===========

Weighted average shares outstanding - assuming dilution        5,332,251                             5,332,251
                                                             ===========                           ===========

Net income per common share                                  $      0.41                           $      1.38
                                                             ===========                           ===========

Net income per common share - assuming dilution              $      0.40                           $      1.36
                                                             ===========                           ===========

                      THE ENSTAR GROUP, INC. AND SUBSIDIARY

              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
             (DOLLARS IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

                         SIX MONTHS ENDED JUNE 30, 2000


                                                                                Pro forma
                                                                Enstar          Adjustments         Pro forma
                                                             -----------        -----------        -----------
Investment income                                            $     2,314                           $     2,314
Equity in earnings (losses) of unconsolidated subsidiaries           216          $(1,219) (2)           (862)
                                                                                      141  (4)
Litigation income, net                                                (4)                                   (4)
General and administrative expenses                               (1,226)                               (1,226)
Interest expense                                                      (6)                                   (6)
                                                             -----------          -------          -----------

Income before income taxes                                         1,294           (1,078)                (216)
Income taxes                                                         (64)                  (5)             (64)
                                                             -----------          -------          -----------

Net income                                                   $     1,230          $(1,078)         $       152
                                                             ===========          =======          ===========

Weighted average shares outstanding                            5,265,753                             5,265,753
                                                             ===========                           ===========

Weighted average shares outstanding - assuming dilution        5,332,077                             5,332,077
                                                             ===========                           ===========

Net income per common share                                  $      0.23                           $      0.03
                                                             ===========                           ===========

Net income per common share - assuming dilution              $      0.23                           $      0.03
                                                             ===========                           ===========

              NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

1.   To record Enstar's initial investment in B.H. Acquisition.

2. To record Enstar's equity in the earnings (losses) of B.H. Acquisition based on the historical results of operations of Brittany and CEAI.

3. To eliminate Enstar's share of net investment losses attributable to assets of Brittany that were not acquired by B.H. Acquisition. These investment losses were incurred in 1999 in connection with the liquidation of certain investments in order to provide funds for the return of approximately $134.9 million to Brittany's shareholder. Such capital ceased to be required by Brittany when it transferred certain insurance business related to risks of its parent to another subsidiary of the parent company.

4. To record Enstar's share of B.H. Acquisition's amortization of the excess of fair value of net assets acquired over purchase price resulting from the purchase of Brittany and CEAI. Pro forma amortization is computed as follows:

                                                                               (Dollars in thousands)
     Estimated fair value of net assets acquired                                    $  33,193
     Purchase price paid by B.H. Acquisition, including acquisition
        costs of $442                                                                  28,942
                                                                                    ---------
     Excess of fair value of net assets acquired over purchase price                    4,251
     Amortization period (years)                                                            5
                                                                                    ---------
     Annual amortization                                                                  850
     Enstar's proportionate share                                                          33%
                                                                                    ---------
     Annual pro forma amortization                                                  $     281
                                                                                    =========

5. To record the income tax effect of the net pro forma adjustments for the year ended December 31, 1999 and for the six months ended June 30, 2000. An income tax benefit of $431,000 related to the pre-tax loss of $1,078,000 for the six months ended June 30, 2000 has been fully offset by an increase in an assumed valuation allowance for deferred tax assets due to uncertainty of realization of the tax benefit.